OMB APPROVAL
OMB Number: Expires:	3235-0060 March 31, 2006
Estimated average burden hours per response …28.0

UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 23, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada T2P 5E9
(Address of principal executive offices)	(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Big Sky Energy Corporation (the “Company”) has become aware of a potential error that has been made in the historical financial statements in relation to a farm out agreement entered into during 2004.

On October 12, 2004, KoZhaN LLP (“KoZhaN”), a subsidiary of the Company, entered into two agreements with ABT Ltd. LLP – an Agreement on Partial Transfer of the Subsoil Use Right (the “Transfer Agreement”) and Agreement No. 1. (“Agreement No. 1”). These two agreements set the terms and conditions of the transfer by KoZhaN of forty-five percent (45%) of its interest in the subsoil use right in the Morskoe oil field (the “Interest”).

Pursuant to Agreement No. 1, ABT is providing consideration for the Interest through it performing certain construction works (“Construction Works”) and 50% of costs incurred in connection with Well No. 10 that are not deemed to be drilling works

Also pursuant to Agreement No. 1, ABT agreed to provide a loan of up to $550,000 for the drilling works associated with Well No. 10.  “Drilling Works” was defined as all costs associated with the drilling, completing, equipping, coring, logging, perforating and test of Well No. 10.  This loan is required to be repaid only in the case of discovery of oil and production from the Morskoe oil field and from ABT’s share of such production.

The Company has recorded the amount of $840,423 paid by ABT in performance of the Construction Works and the amount of $86,160 paid by ABT as its 50% portion of costs incurred in connection with Well No. 10 that are not deemed to be drilling works, as amounts loaned to the Company by ABT.

In the event that the transfer of the Interest is approved by the MEMR, these amounts will be converted into amounts received as consideration for the Interest transferred to ABT.

The transfer of the Interest is subject to approval by the Ministry of Energy and Mineral Resources of Kazakhstan (the “MEMR”), which has not yet been received.   Should the Ministry not approve the transfer, the Company would be liable to repay the Construction Works and Drilling Works costs to ABT even if there is no production from the Morskoe oil field , and as a result, the Company will retain ABT’s 45% interest.  The provisions of Agreement No 1 and this pending approval were not properly taken into consideration in relation to accounting for the farm-out agreement in the Company’s previous filings.

The amounts received from ABT towards the Drilling Works, which as of December 31, 2004 equaled $500,000, should have been recorded by the Company as a loan, to be repaid from ABT’s share of production.  In the previously issued December 31, 2004 financial statements only $166,000 had been recorded.  In the event that no oil is discovered or produced by the Company from the Morskoe oil field, this loan will be removed from the Company’s records as a forgiven loan pursuant to the terms of Agreement No. 1.  Management does expect these adjustments to have any impact on earnings.

To provide investors with timely information, management and the Audit Committee determined on September 23, 2005, that amendments will need to be filed to the Company’s Form 10-KSB for the year ended December 31, 2004 as well as Forms 10-QSB  for the quarters ending March 31, 2005 and June 30, 2005 after this matter has been reviewed by the Company’s current and former independent registered auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 30, 2005

BIG SKY ENERGY CORPORATION

By:   /s/ S.A. Sehsuvaroglu

Name:  S.A. Sehsuvaroglu

Title:    Chief Executive Officer and Director